FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0625902014-3
FVAguilar	Filing Number 20255193062
Secretary of State State Of Nevada	Filed On 09/24/2025 15:04:43 PM
	Number of Pages 2

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☑ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: AMERICAN REBEL HOLDINGS, INC Entity or Nevada Business Identification Number (NVID): NV20141763365
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: **Series D Convertible Preferred Stock - increasing to 3,000,000 shares authorized**
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☑ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Charles A. Ross, Jr. Signature of Officer Date: 09/24/2025

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number **E0625902014-3**
	Filing Number **20255193062**
Secretary of State State Of Nevada	Filed On **09/24/2025 15:04:43 PM**
	Number of Pages **2**

AMENDMENT TO CERTIFICATE OF DESIGNATION OF PRE
SERIES D CONVERTIBLE PREFERRED STOCK

of

American Rebel Holdings, Inc.
a Nevada corporation

The undersigned, Charles A. Ross, Jr., hereby certifies that:

1. He is the duly elected Chief Executive Officer of American Rebel Holdings, Inc., a Nevada corporation ("Corporation").

2. A resolution was adopted and approved by the Board of Directors of the Corporation by unanimous written consent on September 24, 2025 authorizing and approving the Amendment to the Certificate of Designation of Preferences and Rights of Series D Convertible Preferred Stock of the Corporation set forth below.

3. The Amended Certificate of Designation increases the number of authorized shares of Series D Convertible Preferred Stock to 3,000,000 shares.

IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate, and does hereby acknowledge that this instrument constitutes his act and deed and that the facts stated herein are true.

American Rebel Holdings, Inc.

By: ______________________________
Name: Charles A. Ross, Jr.
Title: Chief Executive Officer
Dated: September 25, 2025